Exhibit 10.3

MAP SALE RESCISSION AGREEMENT

THIS MAP SALE RESCISSION AGREEMENT is made effective the 1st day of April, 2013 (the “Effective Date”), by AUBREY K. MCCLENDON (“McClendon”) and CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation ("Chesapeake").

W I T N E S S E T H:

WHEREAS, on December 12, 2008 (the “Sale Date”) Chesapeake purchased from McClendon the maps, pictures and paintings displayed at Chesapeake’s Campus, more particularly described at Schedule "A" attached as a part hereof (the "Map Collection"), for the sum of $12.1 million;

WHEREAS, Chesapeake and McClendon entered into a Stipulation and Agreement of Settlement dated October 21, 2011 to rescind the sale of the Map Collection in connection with the settlement (the “Settlement”) of  In re Chesapeake Shareholder Derivative Litigation, Case No. CJ-2009-3983 and Louisiana Municipal Police Employees’ Retirement System v. Chesapeake Energy Corporation, Case No. DC-2009-2870;

WHEREAS the court’s approval of the Settlement is currently being appealed to the Supreme Court of the State of Oklahoma, and there is no established timeline by which the appeal will be resolved; and

WHEREAS, McClendon’s employment with Chesapeake will terminate on the Effective Date and Chesapeake and McClendon desire to memorialize the terms of the rescission of the sale of the Map Collection set forth in the Stipulation and Agreement of Settlement, provide for the storage and care of the Map Collection and, at Chesapeake’s request establish a procedure to accelerate such rescission.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, McClendon and Chesapeake agree as follows:

1. Rescission Timing.  Pursuant to the terms of the Stipulation and Agreement of Settlement, McClendon and the Company agreed to rescind the sale of the Map Collection by McClendon to Chesapeake no later than thirty (30) business days after entry of a final non-appealable judgment approving the Settlement (the “Rescission Deadline”).  Either McClendon or Chesapeake may request that the rescission be consummated prior to the Rescission Deadline.  If such a request is made and both McClendon and Chesapeake consent to the request (which consent may be withheld by either of them for any reason), a mutually agreed closing date for the rescission (the “Rescission Date”) will be established.

2. Rescission.  On the Rescission Date (but not later than the Rescission Deadline), McClendon will pay to Chesapeake the sum of $12.1 million plus interest from December 12, 2008 through the Rescission Date equal to the agreed rate of 2.28% per annum (the “Rescission Payment”)  in immediately available funds and without setoff or reduction of any kind and Chesapeake will convey the Map Collection to McClendon free and clear of all liens, claims and encumbrances of any kind by executing and delivering the Bill of Sale and Assignment in the

MAP SALE RESCISSION AGREEMENT

form attached at Schedule “B” attached hereto and delivering possession of the Map Collection to McClendon in accordance with paragraph 3 of this Agreement.  On receipt of the Rescission Payment by Chesapeake and the Bill of Sale and possession of the Map Collection by McClendon, the December 12, 2008 purchase of the Map Collection by Chesapeake is deemed rescinded and Chesapeake and McClendon are returned to their respective positions prior to December 12, 2008 with respect to the Map Collection as if such sale of the Map Collection had never occurred.  The rescission will be unconditional and neither Chesapeake nor McClendon will delay, limit or hinder performance of their respective obligations to effect the rescission for any reason.

3. Map Delivery.  Unless Chesapeake and McClendon agree otherwise, in order to protect the Map Collection and facilitate the delivery of the Map Collection on the Rescission Date, as soon as practicable after the Rescission Date is established Chesapeake will place the Map Collection in climate controlled storage located in Oklahoma City suitable for museum quality antique maps and photos and reasonably acceptable to McClendon and the issuer of the policies of insurance for the Map Collection.  The lease of the facility will be on terms reasonably acceptable to McClendon and Chesapeake and will be fully assignable without further consent of the landlord in order to facilitate the timely and orderly delivery of the maps.  Chesapeake will maintain insurance on the Map Collection consistent with past practices (using the same or similar policy limits and insurance carriers of as good or better rating and quality as currently utilized) and will maintain the Map Collection in a prudent and reasonable manner fitting for the quality of the Map Collection.  On the Rescission Date, the Map Collection will be delivered to McClendon by Chesapeake assigning and transferring to McClendon leasehold interest in the storage facility.  On such transfer, risk of loss of the Map Collection will pass to McClendon and Chesapeake will have no further obligations with respect to the Map Collection.

4. Inventory.  The Company has catalogued each of the items included in the Map Collection and on the Effective Date will furnish McClendon with a copy of the electronic file containing that catalogue.  The Company and McClendon will work together in the thirty (30) days after the Effective Date to inventory the Map Collection and to reconcile that inventory to the list of the Map Collection attached at Schedule “A.”

5. Settlement Reversal.  In the event that the court’s approval of the Settlement is reversed on appeal, the parties reserve the right to negotiate a separate rescission on mutually agreeable terms.

6. Notices.  Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement will be deemed to have been given on the date delivered personally or by telefacsimile, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the notice address or fax number set forth below or to such other or additional addresses as any party might designate by written notice to the other party.

To McClendon:	Aubrey K. McClendon c/o Arcadia Capital, L.L.C. Post Office Box 18756 Oklahoma City, Oklahoma 73154

MAP SALE RESCISSION AGREEMENT

With a copy to:	Facsimile: (405) 708-7927 Commercial Law Group, P.C. Attention: Tom Blalock, Esquire 5520 North Francis Oklahoma City, Oklahoma 73118 Facsimile: (405) 232-5553
To Chesapeake:	Chesapeake Energy Corporation Attention: Jim Webb, Esquire 6100 N. Western Oklahoma City, OK 73118 Facsimile: (405) 849-9594

7. Miscellaneous.  Time is of the essence of each provision of this Agreement. This Agreement constitutes the entire agreement between the parties relating to the rescission of the sale of the Map Collection and there are no agreements, understandings, warranties or representations between the Chesapeake and McClendon except as set forth herein.  Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing (excluding electronic mail) signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.  This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each party and a copy thereof delivered to the other party to this Agreement.  The parties agree that any counterpart may be executed by facsimile signature and such facsimile signature will be deemed an original. When executed by the parties in accordance with the foregoing, this Agreement inures to the benefit of and is binding on the parties and their respective heirs, successors and assigns.

[Signature Page to Follow]

MAP SALE RESCISSION AGREEMENT

SIGNATURE PAGE TO MAP SALE RESCISSION AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed to be effective the date first above written.

/s/ Aubrey K. McClendon
AUBREY K. MCCLENDON, individually

MAP SALE RESCISSION AGREEMENT

SIGNATURE PAGE TO MAP SALE RESCISSION AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed to be effective the date first above written.

CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation
By:	/s/ James R. Webb
Name:	James R. Webb
Title:	Senior Vice President - Legal and General Counsel

MAP SALE RESCISSION AGREEMENT